Exhibit 99.1

GSR II Meteora Acquisition Corp. Announces the Pricing of its $275 Million

Initial Public Offering

New York, NY (February 24, 2022) GSR II Meteora Acquisition Corp. (“GSRM” or the “Company”) announced today that it priced its initial public offering of 27,500,000 units at a price of $10.00 per unit for aggregate gross proceeds of $275,000,000.

GSRM is a newly incorporated, blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an initial business combination target in any business or industry, it intends to focus on high-growth businesses in the software, technology-enabled manufacturing and services, mobility and transportation sectors, as well as companies that help to address evolving environmental, social and governance related issues. This includes, but is not limited to, companies that are focused on: automation components and systems, robotics, mobility and autonomous motion, additive manufacturing, next-generation transportation and technologies for clean food, water and air. GSRM is led by co-CEOs Gus Garcia and Lewis Silberman, President Anantha Ramamurti and CFO Joseph Tonnos. The Company was formed in partnership with Meteora Capital, an investment adviser specializing in SPAC-related investments.

The units will be listed on the Nasdaq Global Market (“Nasdaq”), will trade under the ticker symbol “GSRMU” and will begin trading tomorrow, February 25, 2022. Each unit consists of one share of the Company’s Class A common stock, one-sixteenth of one right and one redeemable warrant. Each whole right entitles the holder thereof to receive one share of Class A common stock upon the consummation of an initial business combination. No fractional rights will be issued upon separation of the units and only whole rights will trade. Each warrant entitles the holder thereof to purchase one share of Class A common stock at an exercise price of $11.50 per share, subject to adjustment. Once the securities comprising the units begin separate trading, the Class A common stock, rights and warrants are expected to be listed on the Nasdaq under the symbols “GSRM”, “GSRMR” and “GSRMW,” respectively.

Oppenheimer & Co. Inc. is acting as the sole underwriter for the initial public offering. GSRM has granted the underwriter a 45-day option to purchase up to an additional 4,125,000 units, at the initial public offering price less the underwriting discount to cover over-allotments, if any. The offering is expected to close on March 1, 2022, subject to customary closing conditions.

The offering is being made only by means of a prospectus. Copies of the prospectus may be obtained, when available, by contacting Oppenheimer & Co. Inc., 85 Broad Street, 26th Floor, New York, NY 10004, Attn: Syndicate Prospectus Department, telephone (212) 667-8055 or email: EquityProspectus@opco.com.

A registration statement related to these securities has been filed with the Securities and Exchange Commission (SEC) and became effective on February 24, 2022. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release includes forward-looking statements. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, including the successful consummation of the Company’s initial public offering, are subject to risks and uncertainties, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s registration statement and preliminary prospectus for the offering filed with the SEC, any of which could cause actual results to differ from such forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as required by law.

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Contact: Gus Garcia gus@gsrmet.com	Lewis Silberman lew@gsrmet.com